Exhibit 23.10

CONSENT OF PATRICK DONLON

The undersigned, Patrick Donlon, hereby states as follows:

I, Patrick Donlon, assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date May 29, 2013, issue date June 28, 2013 (the “Technical Report”) for Vista Gold Corp. (the “Company”) portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-172826, 333-180154 and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the Technical Report and the reference to my name as set forth above in the Form 10-K.

Date: March 17, 2014	By:	/s/ Patrick Donlon

Name: Patrick Donlon